Exhibit 10.4

FIRST AMENDMENT TO THE

PROKIDNEY CORP. EMPLOYEE STOCK PURCHASE PLAN

This first amendment (this “Amendment”), effective as of July 1, 2025 (the “Effective Date”), is entered into by ProKidney Corp., a Delaware corporation (the “Company”) and, before changing its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted limited company in the Cayman Islands and registering by way of continuation for purposes of the Companies Act, as amended, of the Cayman Islands, and domesticating and continuing, for purposes of the Delaware General Corporation Law, as amended, as a corporation incorporated under the laws of the State of Delaware, ProKidney Corp., a Cayman Islands exempted company, to amend the ProKidney Corp. Employee Stock Purchase Plan (the “Plan”).

WHEREAS, the Company, currently maintains and sponsors the Plan;

WHEREAS, Section 18(i) of the Plan provides that the Compensation Committee of the Board of the Directors (the “Compensation Committee”) of the Company may in its sole discretion, amend the Plan; and

WHEREAS, the Compensation Committee has determined it to be in its best interests to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan shall hereby be amended as follows:

1.
Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan, except as otherwise provided herein. As used in this Amendment, the word “herein” refers to this Amendment as a whole and not to any particular article, section or other subdivision of this instrument.

2.	The following defined terms in Section 2 of the Plan are inserted in their appropriate alphabetical order:

“Domestication” means the Company’s changing of its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted limited company in the Cayman Islands and registering by way of continuation for purposes of the Companies Act, as amended, of the Cayman Islands, and domesticating and continuing, for purposes of the Delaware General Corporation Law, as amended, as a corporation incorporated under the laws of the State of Delaware.

“Holdings LLCA” means that certain Second Amended and Restated Limited Liability Company Agreement of ProKidney Holdings, LLC, dated as of July 1, by and among the Company and the other members of ProKidney Holdings, LLC party thereto.

“Plan of Domestication” means the Plan of Domestication of ProKidney Corp., a Cayman Islands exempted limited company, made on July 1, 2025.

3.	The following defined terms in Section 2 of the Plan are amended and restated in their entirety as follows:

“Articles” means, collectively, the Certificate of Incorporation and the bylaws of the Company, as may be amended and/or restated from time to time.

“Company” means ProKidney Corp., a Delaware corporation, including any successor thereto.

“Fully-Diluted Basis” means all Shares outstanding on the applicable date of determination, which shall include Shares into which Common Units may be exchanged pursuant to the Exchange Agreement (as such terms are defined in the Holdings LLCA), but before giving effect to the number of Shares reserved for issuance or issued under this Plan and the Company’s 2022 Incentive Equity Plan and excluding (i) all shares of Class B Common Stock, par value $0.0001 per share, of the Company issuable upon the vesting and settlement of Delaware Class B Earnout RSRs (as defined in the Holdings LLCA) in accordance with the Plan of Domestication and (ii) the Common Units issuable upon the vesting of the Series 1 RCUs, Series 2 RCUs, and Series 3 RCUs (as such terms are defined in the Holdings LLCA) in accordance with the Holdings LLCA, in each case, on the applicable date of determination.

“Share” means, (i) prior to the consummation of the Domestication, a Class A ordinary share, $0.0001 par value, in the capital of ProKidney Corp., a Cayman Islands exempted limited company, and (ii) following the consummation of the Domestication, a share of Class A common stock, $0.0001 par value, of the Company.

4.	Section 4(b) of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“(b) Delegation of Authority. To the extent permitted by applicable law, including under the Delaware General Corporation Law, as amended from time to time, and the Articles, the Committee may delegate to (i) one or more officers of the Company some or all of its authority under the Plan and (ii) one or more committees of the Board some or all of its authority under the Plan.”

5.	References to “shareholder” or “shareholders” of the Company in the Plan shall mean “stockholder” or “stockholders”, respectively, of the Company.

6.
To the extent that Shares are required to, or may, be issued pursuant to an Award, shares of the Company’s Class A common stock, par value $0.0001 per share, will be issued upon the exercise of, or the payment of, any such Awards previously or hereafter granted under the Plan, including Awards that were granted and outstanding prior to the Effective Date.

7.
Until surrendered and exchanged, each certificate delivered to a Participant pursuant to the Plan and evidencing outstanding Shares immediately prior to the Effective Date shall, for all purposes of the Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Effective Date. After the Effective Date, the Company may make such modifications in the certificates evidencing (and the form of) the Shares as it deems necessary to reflect the substance of this Amendment, but no such modifications shall be necessary to reflect the substance of this Amendment.

8.	Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this First Amendment to the ProKidney Corp. Employee Stock Purchase Plan as of the 1st day of July, 2025.

PROKIDNEY CORP.

Date: July 1, 2025	By:	/s/ Todd C. Girolamo
Todd C. Girolamo
Chief Legal Officer